UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

March 10, 2005

Date of Report (Date of earliest event reported)

DJ ORTHOPEDICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16757	33-0978270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2985 Scott Street Vista, California		92081
(Address of principal executive offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 10, 2005, dj Orthopedics, Inc.’s subsidiary, dj Orthopedics, LLC, acquired substantially all of the assets of Superior Medical Equipment, LLC, for a cash payment of approximately $3.7 million, plus an additional amount of up to $0.5 million to be paid in the future if certain operating targets are achieved.  Superior Medical Equipment, LLC, is a Connecticut based distributor of orthopedic products and supplies.  A copy of the asset purchase agreement and a press release announcing the transaction are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c)              Exhibits.

Exhibit No.	Document
10.1	Asset purchase agreement between dj Orthopedics, LLC, and Superior Medical Equipment, LLC, dated as of March 10, 2005.

99.1	Press release dated March 14, 2005 relating to dj Orthopedics, Inc.’s acquisition of Superior Medical Equipment, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJ ORTHOPEDICS, INC.
(Registrant)

Date:	March 14, 2005	BY:	/s/ VICKIE L. CAPPS
Vickie L. Capps
Senior Vice President, Finance and Chief Financial Officer
(Principal Financial Officer)